Exhibit 99.3

BAZI INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011 and September 30, 2012

INDEX TO UNAUDITED PROFORMA FINANCIAL STATEMENTS

Introduction	1

Proforma Balance Sheet as of September 30, 2012	2

Proforma Statement of Operations for Year Ended December 31, 2011	3

Proforma Statement of Operations for Nine Months Ended September 30, 2012	4

Notes to Proforma Financial Statements	5

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BAZI INTERNATIONAL, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND SEPTEMBER 30, 2012

INTRODUCTION

On October 15, 2012, Bazi International, Inc. (“Bazi” or the “Company”) completed the previously announced Merger  pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") among the Company, Bazi Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), True Drinks, Inc., a Delaware corporation formerly known as GT Beverage Company, Inc. ("True Drinks"), and MKM Capital Advisors, LLC, a Delaware limited liability company, for the benefit of Holders  (the “Holder Representative”), pursuant to which Merger Sub merged with and into True Drinks with True Drinks continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger").

Pursuant to the terms and conditions of the Merger Agreement, on the Closing Date, each holder of shares of True Drinks common stock, par value $0.001 per share ("True Drinks Common Stock"), had the right to receive shares of the Company's newly-created Series A Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), which shares of Preferred Stock are convertible into, and represent on an as-converted basis, approximately 95.5% of the issued and outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock"), with the remaining 4.5% retained by holders of Common Stock existing immediately prior to the Closing Date. True Drinks has a December 31 year-end.

The following unaudited pro forma combined consolidated financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only. The pro forma financial statements are subject to a number of estimates, assumptions, and other uncertainties and are not necessarily indicative of the combined financial position at an earlier date, the results of operations for future periods, or the results that would have been realized had the Company and True Drinks been a combined entity during the specified periods. The pro forma financial statements (including the notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements and notes of the Company, True Drinks and GT Beverage Company, LLC, incorporated herein by reference or included elsewhere herein. The Company's historical financial statements incorporated herein by reference are the audited December 31, 2011 and 2010  financial statements of GT Beverage Company, LLC, the predecessor entity to the Company, included elsewhere in this amendment to Form 8-K, filed with  the Securities and Exchange Commission on October 17, 2012.

The reverse merger of True Drinks with the Company is being accounted for as a business combination, with True Drinks being deemed the accounting acquiror. Under ASC 805, the transaction is to be accounted for by the acquisition method. The acquisition method requires: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. Assets acquired and liabilities assumed are measured at fair value on the acquisition date of October 15, 2012.

The following unaudited pro forma consolidated financial information (i) presents the historical balance sheet of the True Drinks as of September 30, 2012 giving pro forma effect to the October 15, 2012 reverse merger of True Drinks with the Company as if the reverse merger of True Drinks with the Company had occurred on September 30, 2012, (ii) consolidates the historical statement of operations of the True Drinks for the year ended December 31, 2011 giving pro forma effect to the reverse merger of True Drinks with the Company as if it had occurred on January 1, 2011, and (iii) combines the historical statement of operations of True Drinks for the nine months ended September 30, 2012 with that of the Company, as if the merger had also occurred on January 1, 2011.

The pro forma adjustments for the True Drinks merger with the Company described in the accompanying notes are preliminary, and are based on management's estimates of the fair value of the consideration paid and the net assets acquired. True Drinks’ management has estimated the fair value of the 119,233,469 common shares given at $0.006104 per share (the estimated fair value of the True Drinks’ common stock) for a total purchase price consideration of $727,805, and assumed liabilities of $484,701, for total purchase price consideration of $1,212, 506.

Bazi International, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2012
(Unaudited)

			Pro Forma Adjustments
	Bazi International, Inc.	True Drinks, Inc.	Ref	Amount	Pro Forma Consolidated
ASSETS
Current assets:
Cash	$48,227	$65,130	C	$(48,227)	$65,130
Accounts receivable, net	3,163	364,758	C	(3,163)	364,758
Inventory, net of allowance for obsolescence of	47,357	592,518	C	(357)	639,518
Prepaid expenses and other current assets	14,238	232,479	C	(14,238)	232,479
Total current assets	112,985	1,254,885		(65,985)	1,301,885

Intangible assets, net	15,892	1,536,698	C	84,108	1,636,698
Other assets	-	391,701	C	(391,701)	-
Property and equipment, net	-	25,433		-	25,433
Goodwill	-	2,414,642	C	1,065,506	3,480,148

Total assets	$128,877	$5,623,359		$691,928	$6,444,164

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$370,538	$982,230	C	$(277,538)	$1,075,230
Accrued interest	4,852	-	C	(4,852)	-
Other accrued expenses	59,790	-	C	(59,790)	-
Notes payable	391,701	-	C	(391,701)	-
Total current liabilities	826,881	982,230		(733,881)	1,075,230

Long term liabilities:
Senior notes payable	-	-			-

Total liabilities	826,881	982,230		(733,881)	1,075,230

Commitments and Contingencies

SHAREHOLDERS’ DEFICIT
Preferred stock, at par value	-	-	C, D	1,545	1,545
Common stock, at par value	119,233	1,545	C, D	(1,545)	119,233
Additional paid in capital	33,248,833	6,515,933	C, D	(32,640,261)	7,124,505
Accumulated deficit	(34,066,070)	(1,876,349)	D	34,066,070	(1,876,349)

Total shareholders’ equity (deficit)	(698,004)	4,641,129		1,425,809	5,368,934

Total liabilities and shareholders’ deficit	$128,877	$5,623,359		$691,928	$6,444,164

The accompanying notes are an integral part of these financial statements.

Bazi International, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2011
(Unaudited)

			Pro Forma Adjustments
	Bazi International, Inc.	True Drinks, Inc.	Ref	Amount	Pro Forma Consolidated

Net sales	$1,266,742	$1,672,168		$-	$2,938,910
Cost of goods sold	699,136	1,726,759		-	2,425,895
Gross profit	567,606	(54,591)		-	513,015

Operating expenses:
Selling and marketing expenses	1,668,053	352,066		-	2,020,119
General and administrative expenses	1,719,823	1,687,088	C	48,000	3,454,911
Total operating expenses	3,387,876	2,039,154		48,000	5,475,030

Net loss from operations	(2,820,270)	(2,093,745)		(48,000)	(4,962,015)
Other income (expense)
Income from debt forgiveness	4,900	-		-	4,900
Interest (expense)	(1,130,781)	(14,231)		-	(1,145,012)

Total other income (expense)	(1,125,881)	(14,231)		-	(1,140,112)

Net loss	$(3,946,151)	$(2,107,976)		$(48,000)	$(6,102,127)

Net loss per common share
Basic and diluted net loss per share					$-

Weighted average common shares outstanding, basic and diluted					2,649,632,531

The accompanying notes are an integral part of these financial statements.

Bazi International, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2012
(Unaudited)

			Pro Forma Adjustments
	Bazi International, Inc.	True Drinks, Inc.	Ref	Amount	Pro Forma Consolidated

Net sales	$383,187	$841,737		$-	$1,224,924
Cost of goods sold	199,290	551,470		-	750,760
Gross profit	183,897	290,267		-	474,164

Operating expenses:
Selling and marketing expenses	123,228	441,475		-	564,703
General and administrative expenses	2,128,469	1,699,872	C	36,000	3,864,341
Total operating expenses	2,251,697	2,141,347		36,000	4,429,044

Net loss from operations	(2,067,800)	(1,851,080)		(36,000)	(3,954,880)
Other income (expense)
Income from debt forgiveness	142,382	-		-	142,382
Loss on disposal of asset	(4,969)	-		-	(4,969)
Other income (expense)	-	(23,475)		-	(23,475)
Interest income (expense)	(169,111)	(1,794)		-	(170,905)

Total other income (expense)	(31,698)	(25,269)		-	(56,967)

Net loss	$(2,099,498)	$(1,876,349)		$(36,000)	$(4,011,847)

Net loss per common share
Basic and diluted net loss per share					$-

Weighted average common shares outstanding, basic and diluted					2,649,632,531

The accompanying notes are an integral part of these financial statements.

BAZI INTERNATIONAL, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2012

Note (A) Basis of Presentation

The unaudited pro forma consolidated financial statements of Bazi International, Inc. (“Bazi”) reflects financial information which gives pro forma effect to that certain Agreement and Plan of Merger (the "Merger Agreement") among the Company, Bazi Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), True Drinks, Inc., a Delaware corporation formerly known as GT Beverage Company, Inc. ("True Drinks"), and MKM Capital Advisors, LLC, a Delaware limited liability company, for the benefit of Holders , pursuant to which Merger Sub merged with and into True Drinks with True Drinks continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (the "Merger").

At the closing of the transaction outlined in the Merger Agreement on October 15, 2012, Bazi acquired 100% of the issued and outstanding common shares of True Drinks in exchange for the issuance of 1,544,565 preferred shares of Bazi, which upon conversion into common shares of Bazi represent approximately 95.5% of the total outstanding common shares as of October 15, 2012. At the closing of the transaction, the former shareholders of True Drinks control more than 50% of the issued and outstanding voting shares of Bazi and former board members of True Drinks will comprise the entire Board of Directors of Bazi. Additionally, True Drinks’ management became the Company’s management. For accounting purposes, True Drinks is considered the acquirer and the resulting unaudited pro forma consolidated financial statements included herein are presented as a continuation of True Drinks and reflect the transaction as a business combination with  True Drinks being considered as the accounting acquiror.  Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto of True Drinks included in this Form 8-K/A Report and Bazi’s interim and annual reports on Form 10-Q and Form 10-K, respectively, filed with the Securities and Exchange Commission.

The pro forma consolidated statements of operations give effect to the transaction as if it had occurred on January 1, 2011, combining the results of Bazi with the results of True Drinks for the year ended December 31, 2011 and the nine months ended September 30, 2012. The unaudited pro forma consolidated balance sheet was prepared as if the above Merger occurred on September 30, 2012 combining the September 30, 2012 financial position of Bazi with that of True Drinks.

The pro forma consolidated financial information is unaudited. The unaudited pro forma consolidated financial information is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the beginning of the periods presented; nor does it purport to present the results of operations for future periods.

There were no significant transactions on a combined basis between the acquired entity and the Company during the periods presented, other than loans from True Drinks to Bazi totaling $391,701.

Note (B) Introduction to the Unaudited Preliminary Pro Forma Adjustments

The accompanying pro forma information, including the allocation of the purchase price, is based on managements’ estimates of (1) the net assets acquired and (2) the fair value of the equity securities issued and debt assumed by the Company to consummate the purchase. These estimates have been reviewed by a third party and are not expected to change. The excess of value given over the net assets acquired by True Drinks has been allocated to inventory, customer list, and goodwill as further detailed below.

Note (C)

To reflect the excess of the total acquisition cost over the estimated fair value of the tangible and identifiable intangible assets acquired. The purchase price, purchase price allocation and financing of the transaction are summarized as follows:

Purchase price paid as:
Preferred stock issued	$727,805
Assumption of True Drinks loan receivable from Bazi	391,701
Liabilities assumed	93,000
Total purchase consideration	$1,212,506

Allocated to:
Historical Book Value of Bazi Assets and Liabilities:
Inventory	47,000
47,000

Adjustments to reflect assets and liabilities at estimated fair value:
Bazi Customer List	100,000
Excess of purchase price over allocation to identifiable assets and liabilities (goodwill)	1,065,506
Total Allocation	$1,212,506

If the above allocation was done on January 1, 2011, True Drinks would have recorded an increase of depreciation and amortization expense as reflected in the accompanying pro forma financial statements.

Note (D)

To reflect (1) the elimination of the stockholders' equity accounts of Bazi, and (2) the issuance of preferred stock by the Company as partial consideration for the purchase.

Note (E)

Since the unaudited pro forma combined statement of operations reports a loss, there is no income tax effect of the above pro forma adjustments.

Note (F)

Since the purchase is intended to qualify as a non-taxable transaction to the respective entities, the tax bases of True Drinks and Bazi assets and liabilities are carried forward for U.S. income tax purposes. Therefore, any amortization of the purchase consideration allocated to certain assets acquired may not be deductible by the Company in its future income tax returns. Such amounts are not significant.

Note (G)

Pro forma basic loss per common share is computed by dividing the pro forma loss applicable to common stockholders by the pro forma weighted average number of common shares assumed to be outstanding during the period of computation. Pro forma diluted loss per common share is computed using the pro forma weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. During the pro forma periods presented, there were no additional potentially dilutive common shares (that is, resulting from the pro forma transaction) that were excluded from pro forma diluted loss per shares because they were anti-dilutive.